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                                                              EXHIBIT 10.7

                                TERM NOTE

                                                                    Effective
$490,423                     DALLAS, TEXAS                 September 20, 1996

     For value received, Teltronics, Inc., a Florida corporation, whose address is 2150 Whitfield Industrial Way, Sarasota, Florida 34234 and SRX of Florida, Inc., a Florida corporation whose address is 2150 Whitfield Industrial Way, Sarasota, Florida 34234 (collectively referred to herein as "Borrowers" and individually referred to herein as "Borrower"), jointly and severally, promise to pay to the order of Solecton Texas, L.P., a Delaware limited partnership (herein called "Lender"), at its offices at 12455 Research Boulevard, Austin, Texas 78759, in lawful money of the United States of America, the sum of FOUR HUNDRED NINETY THOUSAND FOUR HUNDRED TWENTY-THREE AND 00/100 DOLLARS ($490,423.00), payable as provided herein, with no interest accruing thereon through the date of maturity.

     1. PAYMENT TERMS. The principal amount of this Note shall be due and payable in three (3) equal monthly installments of $163,474.33. The first installment shall be due on or before January 23, 1997, and shall be made by check (addressed to Solectron Texas, 12455 Research Boulevard, Austin, Texas 78759, Attention Credit Manager) or wire transfer. Each of the two (2) remaining installments shall be due and payable on the 23rd day of February and March, 1997, respectively.

     2. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under this Note and the SRX Documents (as herein defined):

          (a) Failure by Borrower or any other Obligated Party (as herein defined) to pay any principal of this Note (or any renewal, substitution, extension, modification or rearrangement thereof or therefor) when due or declared due; or,

          (b) A default in the observance or performance of any of the covenants, conditions, terms, or agreements of this Note or the SRX Documents; or,

          (c) Borrower is not paying any of their indebtedness as the same becomes due (other than indebtedness being actively contested in good faith) or any default is declared by C.I.T. Group/Credit Finance, Inc. (or successor lender) in respect of any loans to Teltronics, Inc.; or

          (d) Filing by Borrower of a voluntary petition or any answer seeking reorganization, arrangement or readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by Borrower consenting to, approving of, or acquiescing in, any such petition or proceeding; the application by Borrower for, or the appointment by consent or acquiescence of, a receiver or trustee for Borrower or for all or a substantial part of its properties; the making by Borrower of an assignment for the benefit of creditors; or the inability of Borrower or the admission by Borrower, in writing, of its inability, to pay its debts as they mature (the term "acquiescence" as used in this paragraph (f) shall mean the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within five (5) days after the appointment of a receiver or trustee); or,

          (e) Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, and such petition remains undismissed or unanswered for a period of thirty (30) days from such filing, or the involuntary appointment of a receiver or trustee for Borrower or for all or a substantial part of its property, and such appointment remains unvacated for a period of thirty (30) days or unopposed for a period of thirty (30) days after such appointment; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower and such warrant remains unbonded or undismissed for a period of thirty (30) days after notice to Borrower of its issuance; or,

          (f) Final judgment for the payment of money is rendered against Borrower and the same shall remain undischarged for a period during which execution shall not be effectively stayed; or,

          (g) The occurrence of an event occurs which has a material adverse effect on the financial condition or operation of Borrower, or the Lender in good faith deems itself insecure.

     3. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, thereupon at the option of Lender (i) all obligations, if any, of the Lender hereunder, shall immediately cease and terminate unless and until the Lender shall reinstate same in writing; (ii) the entire principal of the Note then remaining unpaid shall be immediately DEMANDED and forthwith due without notice of any kind; (iii) the Lender may commence collection and/or other proceedings under the terms and conditions of the SRX Documents or under applicable laws; and (iv) Lender may exercise its rights of set-off against any deposits held by Lender. The remedies of Lender hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of the Lender. The Lender may exercise its rights against one Borrower without enforcing its rights against any other Obligated Party.

     4. DEFAULT RATE INTEREST. All past due principal shall bear interest at the Highest Lawful Rate (as herein defined) from its due date until paid.

     5. COLLECTION COSTS. If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Borrower and each other Obligated Party agree to pay Lender its collection costs, including a reasonable amount for attorney's fees, but in no event to exceed the maximum amount permitted by law or otherwise allowed by a court of competent jurisdiction in an unappealable judgment. Borrower and each other Obligated Party are and shall be directly and primarily, jointly and severally, liable for the payment of all such collection costs called for hereunder, and Borrower and each other Obligated Party hereby expressly waive bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any collateral or security.

     6. USURY SAVINGS. It is the intention of Borrowers and Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other Loan Documents or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of nonusurious interest allowed by applicable law, and any excess shall be credited on this Note by the holder hereof (or, to the extent that this Note shall have been or would thereby be paid in full, then it shall be applied to any other indebtedness of Borrower to Lender, or to the extent all other indebtedness has been or would thereby be paid in full, refunded to Borrower); and (ii) in the event that maturity of this Note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of nonusurious interest allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or, to the extent that this Note shall have been or would thereby be paid in full, then it shall be applied to any other indebtedness of Borrower to Lender, or to the extent all other indebtedness has been or would thereby be paid in full, refunded to Borrower).

     7. PREPAYMENT. The Borrower reserves the option of prepaying the principal of this Note, in whole or in part, at any time after the date hereof without penalty. All amounts of principal so prepaid and received by the holder of this Note shall be applied to the principal installments of this Note in their inverse order of maturity.

     8. WAIVERS BY BORROWER. The Borrower and each Obligated Party waive presentment, protest, notice of acceleration, demand, notice of intent to accelerate, notice of protest and all other notices of any kind all of which are hereby expressly waived by each Borrower and each Obligated Party, and Borrower and each other Obligated Party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial payments hereon, or any release or substitution of any other Obligated Party or of any collateral or security hereof, in whole or in part, with or without notice, from time to time, before or after maturity. The Borrower expressly waives: (1) surrender, release, exchange, substitution, dealing with or taking additional collateral, (2) abstaining from taking advantage of or realizing upon any security interest of the collateral, and (3) any impairment of collateral including, but not limited to, failure to perfect a security interest in the collateral.

     9. GOVERNING LAW. This Note shall be construed under and governed by the laws of the State of Texas (including applicable federal law).

     10.  DEFINITIONS.

          (a) "HIGHEST LAWFUL RATE" shall mean the maximum rate of nonusurious interest allowed from time to time by law. Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended; but in no event shall Tex. Rev. Civ. Stat. Ann. art. 5069 ch. 15 (which regulates certain revolving loan accounts and revolving triparty accounts) apply to the loan evidenced by this Note.

          (b) "SRX DOCUMENTS" shall mean that certain Asset Sale Agreement dated September 19, 1996 executed by Lender, the Borrowers and other parties and all exhibits thereto.

          (c) "OBLIGATED PARTY(IES)" shall mean the Borrowers, jointly and severally, and any drawer, accepter, endorser, guarantor, surety, accommodation party or any other person or entity now or hereafter primarily or secondarily liable upon or for payment of all or any part of the principal or interest of this Note.

     11. FINAL AGREEMENT. THIS Note, AND ALL OTHER SRX DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AND ENTIRE AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, SUBSEQUENT OR CONTEMPORANEOUS ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.

     12. OTHER CONTROLLING AGREEMENTS. This Note is made in furtherance of the terms and conditions of the SRX Documents, and specifically the obligation of Borrowers to provide for designation of payments from the Motorola Purchase Orders through Borrowers' primary lender, C.I.T
Group/Credit Finance, Inc., as provided in Section 2.2 of the Asset Sale Agreement.

     13. NON-ASSIGNMENT. This Note and the obligations created hereunder may not be assigned or transferred to another party or a third party without the express written consent of Lender.

     EXECUTED as of, although not necessarily on, the date first written above.

BORROWER:                          TELTRONICS, INC.

                                   By:  Ewen R. Cameron
                                   Its: President & CEO


BORROWER:                          SRX OF FLORIDA, INC.

                                   By:  Ewen R. Cameron
                                   Its: President